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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           METRETEK TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                 84-1169358
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

   303 EAST SEVENTEEN AVE., SUITE 660
             DENVER, COLORADO                              80203
 (Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


           Title of each class                 Name of each exchange on which
           to be so registered                 each class is to be registered
 --------------------------------------        ------------------------------
 COMMON STOCK, PAR VALUE $.01 PER SHARE            AMERICAN STOCK EXCHANGE

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

     Securities Act registration statement file number to which this Form relates: Not applicable


     Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Metretek Technologies, Inc., a Delaware corporation (the "Registrant"), hereby incorporates by reference the description of its Common Stock, par value $.01 per share, set forth in the section entitled "Description of Securities" in the Registrant's Post-Effective Amendment No. 1 to, and Post-Effective Amendment No. 1 to Form S-3 on, Registration Statement on Form S-2 (File Nos. 333-116155 and 333-96369) filed with the Securities and Exchange Commission on April 14, 2005.

ITEM 2. EXHIBITS.

     Not applicable.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        METRETEK TECHNOLOGIES, INC.

Date:  August 5, 2005                   By  /s/ W. Phillip Marcum
                                            ------------------------------------
                                            W. Phillip Marcum, President and
                                            Chief Executive Officer












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